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                                                                     EXHIBIT 5.5


             [Letterhead of Blumenfeld, Kaplan & Sandweiss, P.C.]


                              December 12, 1996


PhoneTel Technologies, Inc.
1127 Euclid Avenue, Suite 650
Cleveland, OH 44115-1601

        Re: PhoneTel Technologies, Inc. and Subsidiaries Registration Statement on Form SB 2 (No. 333-15211)

Ladies and Gentlemen:

        We have acted as Missouri counsel for World Communications, Inc., a Missouri corporation ("World"), in connection with the above-captioned matter. We are providing the opinion set forth herein in connection with the preparation of a registration statement on Form SB-2 (No. 333-15211), which was filed by PhoneTel Technologies, Inc., an Ohio corporation (the "Company"), and by all of the Company's subsidiaries, consisting of Public Telephone Corporation, an Indiana corporation ("Public"), World, Paramount Communications Systems, Inc., a Florida corporation ("Paramount"), Northern Florida Telephone Corporation, a Florida corporation ("NFTC"), Payphones of America, Inc., an Ohio corporation ("POA"), and PhoneTel CCI, Inc., a Texas corporation ("CCI"), with the Securities and Exchange Commission (the "Commission") on October 31, 1996, Amendment No. 1 thereto, which was filed with the Commission on November 18, 1996, and Amendment No. 2 thereto, which is being filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"). Public, World, Paramount, NFTC, POA and CCI are hereinafter referred to individually as a "Subsidiary Guarantor" and collectively as the "Subsidiary Guarantors".

        The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of $110,000,000 aggregate principal amount of the Company's Senior Notes due 2006 (together with any additional Notes to be sold by the Company and registered on a registration statement filed by the Company pursuant to Rule 452(b) under the Act, the "Notes") and the guarantees of the Notes by the Subsidiary Guarantors (the "Guarantees") to be issued under an indenture (the "Indenture") to

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PhoneTel Technologies, Inc.
December 12, 1996
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be entered into among the Company and Marine Midland Bank, as Trustee (the
"Trustee"), and the sale of the Notes and related Guarantees to the public through the Underwriters (as defined below) in a firm commitment public offering pursuant to an Underwriting Agreement (the "Underwriting Agreement") in the form filed as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company and J.P. Morgan Securities, Inc., CIBC Wood Gundy Securities Corp., ING Barings (U.S.) Securities, Inc. and Southcoast Capital Corporation (collectively, the "Underwriters"). The separate Guarantee to be executed and delivered by World is hereinafter referred to as the "World Guarantee."

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of the Underwriting Agreement; (ii) the form of the Indenture; (iii) the form of the Notes and the terms and provisions of the Guarantees included in the Indenture;
(iv) World's Articles of Incorporation and Bylaws, as presently in effect; (v) certain resolutions of the Board of Directors of World and drafts of certain resolutions (the "Draft Resolutions") of the Special Committee appointed by the Board of Directors of the Company (the "Special Committee") in each case relating to the issuance and sale of the Notes and related matters; and (vi) certain resolutions of the Board of Directors of World relating to the issuance and sale of the Guarantees and related matters (the "Guarantor Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of World and such certificates of public officials, certificates of officers or other representatives of the Company and World and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In rendering this opinion, we have assumed, with your consent and without any independent investigation, all of the following: (i) the genuineness of all signatures of all parties to the Underwriting Agreement, Indenture, Notes and Guarantees (collectively, the "Note Documents"), the authenticity of all Note Documents submitted to us as originals, and the conformity to authentic original Note Documents of all Note Documents submitted to us in draft form or as certified, conformed or photostatic copies; and all applicable exhibits, schedules, annexes and appendices have been attached to the Note Documents and all blanks shown therein have been completed; (ii) that the Company is duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, is (to the extent necessary to enable the Company to execute and perform the Note Documents) duly
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PhoneTel Technologies, Inc.
December 12, 1996
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qualified and in good standing to conduct business in the State of New York, and has full power and authority to execute, deliver and perform its obligations under, and engage in the transactions contemplated by, each of the Note Documents to which it is a party; (iii) that the Note Documents will be duly authorized, executed and delivered by the Company and shall conform to the drafts thereof submitted to us for review; (iv) that all obligations under all Note Documents to the extent required to be performed by the parties thereto prior to the date hereof have been so performed, and hereafter any enforcement of the rights and remedies thereunder will be done, strictly in accordance with the terms thereof and then applicable law; and (v) the funding of the Notes pursuant to the Note Documents.

        Based upon the foregoing and subject to the qualifications hereinafter set forth, it is our opinion that when the World Guarantee has been duly and validly executed and delivered by World, the World Guarantee will constitute the legal, valid and binding obligation of World, enforceable against World in accordance with its terms and provisions.

        The opinions expressed above are expressly subject to the following further qualifications and limitations:

        (a) We have made no examination and express no opinion whatsoever as to
(i) the title to or estate in any of the rights, titles and interests in property intended to be subject to, covered by or transferred or conveyed by any of the Note Documents, or, except as and to the extent expressly stated herein, as to the existence of any liens or security interests thereon; (ii) the accuracy, sufficiency, correctness or completeness of the description of any property or interest contained in any Note Document or any Financing Statement and/or referenced to in any exhibit, schedule or legal description incorporated in or attached or to be attached to any of the Note Documents or Financing Statements; (iii) the value of any security provided for the payment of the obligations evidenced by the Note Documents; (iv) the financial ability of any party to the Note Documents to meet its obligations thereunder; or (v) any local, state or federal tax, securities, bankruptcy, zoning, use, building, accessibility, environmental, antitrust, insurance or banking laws, rules and regulations.

        (b) We have made no examination and express no opinion whatsoever as to the priority or rank of any lien or security interest created or sought to be created by, through or under any of the Note Documents.


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PhoneTel Technologies, Inc.
December 12, 1996
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        (c) We express no opinion herein with respect to the commercial reasonableness of any sale or other disposition of any collateral securing obligations under the Note Documents permitted pursuant to any Note Document nor as to the adequacy of any notice agreed to therein with respect to such disposition of such collateral security.

        (d) Enforceability of certain provisions of the Note Documents may be limited by (i) applicable laws, court decisions and ambiguities affecting the remedial provisions set forth therein, which will not in our opinion, materially interfere with the ultimate practical realization of the benefits and security intended to be provided thereby, except for the economic consequences of any delay that may result therefrom; (ii) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or transfer or other laws now or hereafter in effect affecting the rights of creditors or secured parties generally, including court decisions interpreting such laws; and (iii) general equity principles, regardless of whether such enforceability is considered in proceedings at law or in equity.

        (e) We express no opinions herein as to the validity or enforceability of (i) any non-judicial foreclosure or self-help remedies provided for in any of the Note Documents to the extent such remedies are not exercised in accordance with the terms thereof and then applicable law; (ii) any non-judicial foreclosure remedies provided for in any of the Note Documents which permit the exercise of such remedies without the prior acceleration of the indebtedness secured thereby; (iii) any provisions purporting to entitle a party to indemnification in respect of any matters arising in whole or in part by reason by any illegal, wrongful or negligent act or omission of such party;
(iv) any provisions that purport to restrict access to or waive remedies or defenses, to waive any rights to notices or to establish evidentiary standards or to waive any "one-action", "anti-deficiency" or similar law; (v) any provisions relating to liquidated damages, waivers, registration rights, suretyship defences, subrogation rights, delays or omissions of enforcement of rights or remedies, ratification of future acts, severability, consent judgements, summary proceedings, marshaling of assets or sales in inverse order of alienation; (vi) any provisions purporting to irrevocably appoint attorneys in fact or other agents; (vii) any provisions purporting to permit any party to any Note Document to recharacterize an absolute assignment as merely a security device or to restrict the alienation of real property; (viii) any provisions that relate to waivers of jury trial, waivers or ratifications of future acts, the rights of third parties or transferability of assets which by their nature are




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PhoneTel Technologies, Inc.
December 12, 1996
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nontransferable; or (ix) any provisions that purport to create the right to the appointment of a receiver to the extent that the appointment of a receiver is governed by applicable statutory requirements and to the extent that such provisions are not in compliance with such statutory requirements.

        This opinion relates only to the laws of the State of Missouri as currently in effect, and we express no opinion with regard to any matters that may be governed or affected by the laws of any other state or jurisdiction. This opinion is limited solely to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

        The opinions expressed herein are solely for your benefit, and for the benefit of your successors and assigns, and may not be used or relied upon by any other person or entity or for any other purpose whatsoever.

        We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any registration statement relating to the offering which is filed pursuant to Rule 462(b) of the Rules and Regulations under the Act and to the use of our name under the caption "Legal Matters" in the prospectus included in or incorporated by reference in any such registration statement. In giving such consent, we do not admit that we came within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

        The opinions expressed herein are as of the date first set forth above, and we do not assume or undertake any responsibility or obligation to supplement or update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.


                                      Sincerely,
                                      /s/ Blumenfeld, Kaplan & Sandweiss, P.C.